Exhibit 32.1
SECTION 1350 CERTIFICATIONS*
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Paul Kang, Chief Executive Officer of Exicure, Inc. (the “Company”), and Jiyoung Hwang, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
1. The Company’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2023, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: June 6, 2024
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 6th day of June, 2024.

/s/ Paul Kang	/s/ Jiyoung Hwang
Paul Kang	Jiyoung Hwang
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

*	This certification accompanies the Quarterly Report on Form 10-Q/A, to which it relates is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Exicure, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q/A), irrespective of any general incorporation language contained in such filing.